Exhibit 4.45
Dated ___ July 2021
KNOX SHIPPING COMPANY

INC.
BOKAK SHIPPING COMPANY

INC.
JEMO SHIPPING COMPANY

INC.
GUAM SHIPING COMPANY

INC.
PALAU SHIPPING

COMPANY INC.
MAKUR SHIPPING COMPANY

INC.
and
MANDARINGINA INC.
as joint and several Borrowers
and
DIANA SHIPPING INC.
as Corporate Guarantor
and
THE BANKS AND FINANCIAL INSTITUTIONS
listed in Schedule 1
as Lenders
and
NORDEA BANK ABP
as Swap Bank
and
NORDEA BANK ABP,

FILIAL I NORGE
as Agent, Security Trustee and
Lead Arranger
SUPPLEMENTAL AGREEMENT
relating to a Loan Agreement dated 7 May 2020
in respect of a loan facility of (originally) up to US$55,848,000

Index
Clause Page
1 Definitions and Interpretation 1
2 Agreement of the Creditor Parties 3
3 Conditions Precedent and Subsequent 3
4 Representations 4
5 Amendments to Loan Agreement and other Finance Documents 4
6 Further Assurance 10
7 Fees 10
8 Costs and Expenses 10
9 Notices 10
10 Counterparts 10
11 Governing Law 11
12 Enforcement 11
Schedules
Schedule 1 The Lenders and commitments 12
Schedule 2 Effective Date Certificate 13
Execution
Execution Pages 14

THIS AGREEMENT is made on ___ July 2021
PARTIES
(1)
KNOX

SHIPPING

COMPANY

INC
.,
BOKAK

SHIPPING

COMPANY

INC.
,
JEMO

SHIPPING

COMPANY

INC.
,
GUAM SHIPPING

COMPANY

INC.
,
PALAU

SHIPPING COMPANY

INC.
,
MAKUR SHIPPING

COMPANY

INC.,
MANDARINGINA INC.
, each a

corporation incorporated

in the Republic

of the Marshall

Islands whose registered
office is at Trust Company

Complex, Ajeltake Road, Ajeltake

Island, Majuro, the Marshall

Islands MH96960,

as joint
and several borrowers (together, the

"
Borrowers " and each a " Borrower ");
(2) THE BANKS AND FINANCIAL INSTITUTIONS listed in Schedule 1, as lenders (the " Lenders ");
(3) NORDEA BANK ABP as swap bank (the " Swap Bank ");
(4)
NORDEA BANK ABP,

FILIAL I NORGE

as agent (the "
Agent ");
(5)
NORDEA BANK ABP,

FILIAL I NORGE

as lead arranger (the "
Lead Arranger "); and
(6)
NORDEA BANK ABP,

FILIAL I NORGE
as security trustee (the " Security Trustee ").
BACKGROUND
(A)

By the

Loan Agreement,

the Lenders

have made

available to

the Borrowers

a facility

of (originally)

up to

$55,848,000
for the purpose of re-financing existing

indebtedness secured on the Ships

of which $46,540,000 is outstanding

at
the date of this Agreement.
(B)

The Borrowers have requested that the Creditor Parties

agree to, inter alia:
(i)

the increase of the Loan

by an amount of up

to $460,000 to be made available

to the Borrowers for working
capital purposes

and following

the

drawdown

of such

additional

advance

the outstanding

amount

of the
Loan shall not exceed $47,000,000; and
(ii)

the extension of the Final Maturity Date to 19 March 2024,
together, the " Requests ".
(C)

This Agreement sets out the terms and conditions

on which the Lenders and the other Creditor

Parties agree, with
effect on and from the Effective Date, at

the request of the Borrowers, to:
(i)

the Requests; and
(ii)

the consequential amendment of

the Loan Agreement and

the other Finance

Documents in connection with
those matters (the " Consequential Amendments ").
OPERATIVE PROVISIONS
1

DEFINITIONS AND INTERPRETATION
1.1

Definitions
In this Agreement:
" Effective Date " means the date on which the conditions precedent in Clause 3.2 are satisfied as confirmed by the
Effective Date Certificate.

" Effective Date Certificate
" means a certificate executed by the Lender in the form

set out in Schedule 2.
" Loan Agreement
" means the

Loan Agreement dated

7 May 2020

(as the same

is amended or

supplemented or
restated from time to time) and made between, amongst others, (i) the Borrowers, (ii) the Lenders, (iii) Swap Bank,
(iv) the Agent,

(v) the Lead Arranger and (viii) the Security Trustee

.
"
Mortgage

Addendum
"

means,

in

relation

to

each

Remaining

Ship,

an

addendum

to

the

Mortgage

in

respect
thereof in agreed form.
" Remaining Ships
" means each of Ship A, Ship B, Ship C, Ship D,

Ship E, Ship F and Ship G.
" Supplemental General Assignment
" means, in relation to each General Assignment, a

document executed or to
be executed by the relevant Borrower and the Security

Trustee, supplementing that General

Assignment.
"
Supplemental Master Agreement

Assignment
" means

a document executed

or to

be executed by

the Borrowers
and the Security Trustee, supplementing

the Master Agreement Assignment.
" Supplemental Security Documents " means together:
(a)

the Supplemental General Assignments;
(b)

the Supplemental Master Agreement Assignment; and
(c)

the Supplemental Shares Pledges.
" Supplemental Shares Pledge
" means, in

relation to each

Shares Pledge, a

document executed or to

be executed
by the Corporate Guarantor and the Security Trustee,

supplementing that Shares Pledge.
1.2

Defined expressions
Defined expressions in

the Loan Agreement

and the other

Finance Documents shall

have the same

meanings when
used in this Agreement unless the context otherwise requires or unless otherwise defined in this Agreement.
1.3

Application of construction and interpretation provisions

of Loan Agreement
Clause 1.2 ( Construction of certain terms
) of the Loan Agreement applies to this Agreement

as if it were expressly
incorporated in it with any necessary modifications.
1.4

Designation as a Finance Document
The Borrowers and the Agent designate this Agreement

as a Finance Document.
1.5

Third party rights
Unless provided to

the contrary

in a Finance

Document, a

person who

is not a

Party has no

right under the

Third
Parties Act to enforce or to enjoy the benefit of any term

of this Agreement.

2

AGREEMENT OF THE CREDITOR PARTIES
2.1

Agreement of the Creditor Parties
The Creditor Parties agree, subject to and upon the terms

and conditions of this Agreement, to:
(a)

the Requests; and
(b)

the Consequential Amendments.
2.2

Effective Date
The agreement

of the Lenders

and the other

Creditor Parties

contained in

Clause 2.1

(
Agreement of

the Creditor
Parties
) shall have effect on and from the Effective

Date.
3

CONDITIONS PRECEDENT AND SUBSEQUENT
3.1

General
The agreement of the Lenders and the other Creditor Parties contained in Clauses 2.1 is subject to the fulfilment of the conditions precedent in Clause 3.2.
3.2

Conditions precedent
The

conditions

referred

to

in

Clause

3.1

are

that

the

Agent

shall

have

received

the

following

documents

and
evidence in all respects

in form and

substance satisfactory

to the Agent

and its lawyers

on or before

the Effective
Date:
(a)

a certificate from each of the Borrowers confirming

the names of all the officers,

directors and shareholders of that
Borrower and confirming

that there have

been no changes

or amendments to

the constitutional documents

which
were previously delivered to the Agent;
(b)

true and

complete copies

of the

resolutions passed

at separate

meetings of

all the

directors and

shareholders of
each of the Borrowers

authorising and approving the execution of this Agreement;
(c)

the original of any power of attorney issued by each of

Borrowers pursuant to such resolutions aforesaid;
(d)

evidence satisfactory to the Agent that

each of the Borrowers, the

Corporate Guarantor and the Approved Manager
is currently existing in goodstanding in the relevant jurisdiction of its incorporation;
(e)

a duly executed original

of this Agreement signed by

the parties to it

and countersigned by the Corporate

Guarantor
and the Approved Manager;
(f)

a

duly

executed

original

of

each

Mortgage

Addendum

together

with

documentary

evidence

that

that

Mortgage
Addendum has

been duly

registered

as a

valid addendum

to the

Mortgage in

respect of

the relevant

Remaining
Ship in accordance with the laws of the jurisdiction of its

Approved Flag;
(g)

a duly executed original of each Supplemental Security

Document (and any other document required thereunder);
(h)

documentary

evidence

that

the

agent

for

service

of

process

named

in

clause

32.4

(
Process

agent
)

of

the

Loan
Agreement has accepted its appointment under this Agreement;

(i)

favourable legal opinions from lawyers appointed

by the Agent on

such matters concerning the laws of

the Marshall
Islands and such other relevant jurisdiction as the Agent

may require;
(j)

evidence that the

fees, costs and

expenses then due

from the Borrowers

pursuant to Clause

7 (
Fees ) and clause
20.4 ( Costs of variations, amendments, enforcement etc. ) of the Loan Agreement have been paid; and
(k)

any other document or evidence as the Agent may request

in writing from the Borrowers.
3.3

Conditions subsequent
The Borrowers undertake to deliver to the Agent by the end of February 2022 evidence that the

Borrowers and the
Corporate Guarantor are in compliance with the

Republic of the Marshall Islands Economic Substance Regulations
2018.
4

REPRESENTATIONS
4.1

Repetition Loan Agreement representations
Each Borrower makes the representations and warranties set out in clause 10 ( Representations and warranties ) of the Loan

Agreement, as amended

and supplemented by

this Agreement

and updated

with appropriate

modifications
to

refer

to

this

Agreement

and,

where

appropriate,

the

relevant

Mortgage

Addendum,

and

by

reference

to

the
circumstances then existing on the date of this Agreement

and on the Effective Date.
4.2

Finance Document representations
Each Borrower and

each of the

Security Parties makes

the representations

and warranties set

out in the

Finance
Documents

(other

than

the

Loan

Agreement)

to

which

it

is

a

party,

as

amended

and

supplemented

by

this
Agreement

and

updated

with

appropriate

modifications

to

refer

to

this

Agreement

and,

where

appropriate,

the
relevant Mortgage Addendum,

by reference to the

circumstances then existing

on the date

of this Agreement

and
on the Effective Date.
5

AMENDMENTS TO LOAN AGREEMENT AND

OTHER FINANCE DOCUMENTS
5.1

Specific amendments to the Loan Agreement
With effect

on and from

the Effective

Date the Loan

Agreement shall

be, and shall

be deemed by

this Agreement
to be, amended as follows:
(a)

by deleting the wording "relating to a term loan facility of up to US$55,848,000 to re-finance existing indebtedness"
in

the

cover

page

of

the

Loan

Agreement

and

replacing

it

with

the

wording

"relating

to

a

term

loan

facility

of
(originally) up

to US$55,848,000

to re-finance

existing indebtedness

and an

additional amount

of US$460,000

to
provide working capital";
(b)

by deleting recital (A) of the Loan Agreement and replacing

it with the following new recital (A):
"(A)

The Lenders have agreed to make available to the Borrowers a term loan facility in up to two Advances as
follows:
(i)

Advance A,

in an

amount of

up to

the lesser

of (i)

US$55,848,000, (ii)

the Existing

Indebtedness
and (ii) 65

per cent. of

the aggregate Initial

Market Value of the Ships

for the purpose

of re-financing
the Existing Indebtedness (as defined below); and

(ii)

pursuant to

the terms

of the

Supplemental Agreement, Advance

B, in

an amount

of up

to U$460,000
for the purposes of providing the Borrowers with working capital

";
(c)

by inserting in clause 1.1 (
Definitions ) of the Loan Agreement the following new definitions:
" Advance
" means

the principal

amount of

each borrowing

by the

Borrowers under

this Agreement

and includes
each of Advance A and Advance B or,

as the context may require, the principal amount

thereof outstanding at any
relevant time;
"
Advance

A
"

means

the

part

of

the

Loan

made

available

to

the

Borrowers

in

accordance

with

Clause

2.1(a)

in
amount of up to $55,848,000 for the purpose of refinancing the

Existing Indebtedness;
" Advance B
" means the part of

the Loan made or

to be made available

to the Borrowers in

accordance with Clause
2.1(b) in amount of up to $460,000 for the purpose

of providing working capital to Borrowers;
" Availability Period " means in relation to:
(a)

Advance A, 11 May

2020; and
(b)

Advance B, ___ August 2021;
" Supplemental Agreement
" means the

supplemental agreement to

this Agreement dated

___ July 2021

and made
between (i) the Borrowers, (ii) the Lender, (iii) Swap Bank, (iv) the Agent, (v) the Security Trustee and (vi) the Lead
Arranger;
(d)

by deleting the definitions of "Extension Request", "Initial

Extension Request", "Subsequent Extension Request

"

in
their entirety and all references throughout;
(e)

by deleting the definition of "Drawdown Date" and replacing

it with the following new definition:
"" Drawdown Date
" means, in

relation to an

Advance, the date

requested by the

Borrowers for the

Advance to be
made, or (as the context requires) the date on which the Advance is actually made;";
(f)

by deleting the definition of "Final Maturity Date"

and replacing it with the following new definition:
"" Final Maturity Date " means 19 March 2024.";
(g)

by deleting the definition of "Majority Lenders" and replacing it with the following new definition:
"" Majority Lenders " means:
(a)

before an

Advance has

been advanced,

Lenders

whose Commitments

total 66.67

per cent.

of the

Total
Commitments; and
(b)

after an Advance has been advanced, Lenders whose Contributions total 66.67 per cent. of the Loan.";
(h)

by deleting clause 2.1 (
Amount of facility
) of the Loan Agreement and replacing it

with the following new clause 2.1:
"
2.1

Amount of facility

Subject to the other provisions of this Agreement, the

Lenders:
(a)

have

made

available

to

the

Borrowers,

Advance

A

on

11

May

2020

for

the

purpose

of

refinancing

the
Existing Indebtedness; and
(b)

shall make available to the Borrowers, Advance B for the purpose of providing working capital.";
(i)

by deleting clause

2.2 (
Lenders'

participation in Advances
) of the

Loan Agreement and

replacing it with

the following
new clause 2.2:
"
2.2

Lenders' participation in Advances
Subject to

the

other provisions

of this

Agreement,

each

Lender

shall participate

in

each

Advance

in the
proportion which, as at the relevant Drawdown Date, its

Commitment bears to the Total

Commitments.";
(j)

by deleting clause 2.3 (
Purpose of Advances
) of the Loan Agreement and replacing it

with the following new clause
2.3:
"
2.2

Purpose of Advances
The Borrowers undertake with each Creditor

Party to use each Advance only

for the purpose stated in the
preamble to this Agreement and in Clause 2.1.";
(k)

by deleting clause 4.1 (
Request of the Loan
) of the Loan Agreement and replacing

it with the following new clause
4.1:
"
4.1

Request for Advance
Subject to

the following

conditions, the

Borrowers may

request an

Advance to

be made

by ensuring

that
the Agent receives

a completed

Drawdown Notice

not later than

11.00

a.m. (Oslo

time) 3 Business

Days
(or such shorter period as the Agent may, in its absolute discretion, agree) prior to the intended Drawdown
Date.";
(l)

by deleting clause 4.2 (
Availability
) of the Loan Agreement and replacing it with the

following new clause 4.2:
"
4.2

Availability
The conditions referred to in Clause 4.1 are that:
(a)

the Drawdown Date in relation to an Advance has to be a

Business Day during the Availability Period;
(b)

each Advance shall not

exceed the amount applicable

thereto referred to in

Clause 2.1 and shall

be used
for the purpose referred to therein; and
(c)

the aggregate amount of the Advances shall not exceed

the Total

Commitments.";
(m)

by

deleting

clause

4.3

(
Notification

to

Lenders

of

receipt

of

a

Drawdown

Notice
)

of

the

Loan

Agreement

and
replacing it with the following new clause 4.3:
"
4.3

Notification to Lenders of receipt of a Drawdown Notice
The Agent shall promptly notify the Lenders

that it has received a Drawdown Notice

and shall inform each
Lender of:

(a)

the amount of the Advance and the Drawdown Date;
(b)

the amount of that Lender's participation in the Advance;

and
(c)

the duration of the first Interest Period.";
(n)

by deleting

clause 5.9

(
Suspension of

drawdown
) of

the Loan

Agreement and

replacing it

with the

following new
clause 5.9:
"
5.9

Suspension of drawdown
If the Agent's notice under Clause 5.8 is served before

an Advance is made:
(a)

in a case falling within Clauses 5.7(a) or 5.7(b), the Lenders

'

obligations to make the Advance;

and
(b)

in a case falling within Clause 5.7, the Affected

Lender's obligation to participate in the Advance,
shall be suspended while the circumstances referred to

in the Agent's notice continue.";
(o)

by deleting clause 5.10 (
Negotiation of alternative rate

of interest
) of the Loan Agreement

and replacing it with the
following new clause 5.10:
"
5.10

Negotiation of alternative rate of interest
If the Agent's notice under Clause 5.5 is served after an

Advance is made, then subject to Clause 27.4, the
Borrowers,

the

Agent,

the

Lenders

or

(as

the

case

may

be)

the

Affected

Lender

shall

use

reasonable
endeavours to agree,

within 30 days

after the date on

which the Agent serves

its notice under Clause

5.5
(the " Negotiation Period
"), an alternative interest rate or (as the case may be) an alternative basis for the
Lenders or

(as the

case may

be) the

Affected Lender

to fund

or continue

to fund

their or

its Contribution
during the Interest Period concerned.";
(p)

by

deleting

clause

6.1

(
Commencement

of

Interest

Periods
)

of

the

Loan

Agreement

and

replacing

it

with

the
following new clause 6.1:
" 6.1 Commencement of Interest Periods
The first Interest Period applicable to an Advance shall commence on the Drawdown Date of that Advance and each subsequent Interest Period shall commence

on the expiry of the preceding Interest Period.";
(q)

by deleting clause 8.1 (
Amount of repayment instalments
) of the Loan

Agreement and replacing it with

the following
new clause 8.1:
"
8.1

Amount of repayment instalments
Save as previously repaid or prepaid, the Borrowers shall repay the Loan by:
(A)

11 equal consecutive

three-monthly instalments each in an amount equal to

$1,861,600; and
(B)

a balloon instalment

in an amount equal to $26,522,400.";

(r)

by deleting

clause 8.2

(
Repayment Dates
) of

the Loan

Agreement and

replacing it

with the

following new

clause
8.2:
"
8.2

Repayment Dates
The

first

Repayment

Instalment

for

the

Loan

shall

be

repaid

on

19

September

2021,

each

subsequent
Repayment

Instalment

shall

be

repaid

at

three-monthly

intervals

thereafter

and

the

last

Repayment
Instalment together with the Balloon Instalment shall be repaid on the Final Maturity Date."
(s)

by deleting clause 8.3 (
Extension of Final Maturity Date ) of the Loan Agreement in its entirety;
(t)

by deleting

in

Schedule

1 (
Lenders

and Commitments
) of

the Loan

Agreement

“$55,848,000”

in its

entirety

and
replacing

it

with

“$56,308,000

(of

which

the

amount

of

$55,848,000

has

been

drawn

on

11

May

2020

and

an
additional amount of $460,000 is available on the date

of the Supplemental Agreement)”;
(u)

by deleting Schedule 2 (
Drawdown Notice ) of the Loan Agreement in its entirety and replacing it with the following:
“ SCHEDULE 2
DRAWDOWN NOTICE
To:

Nordea Bank Abp, filial i Norge
Essendrops gate 7, Postboks
1166 Sentrum, 0107 Oslo
920058817 MVA, Norway
Attention: [Loans Administration]
[
•
] 2020
DRAWDOWN NOTICE
1

We refer to the loan agreement (the "
Loan Agreement ") dated [
•
] 2020 and made between ourselves, as joint and
several Borrowers, the Lenders

referred to therein, and

yourselves as Agent, as

Security Trustee, as Lead Arranger
and

as

Swap

Bank

in

connection

with

a

facility

of

up

to

(originally)

US$55,848,000.

Terms

defined

in

the

Loan
Agreement have their defined meanings when used in

this Drawdown Notice.
2

We request to borrow as follows:
(a)

Amount of [Advance A][Advance B]: US$[55,848,000][460,000];
(b)

Drawdown Date: [11

May 2020] [[•] 2021];
(c)

[Duration of the first Interest Period shall be [1][3] months;]

and
(d)

Payment instructions: account in our name and numbered [•]

with [•] of [•].
3

We represent and warrant that:
(a)

the representations

and warranties

in clause

10 of

the Loan

Agreement would

remain true

and not

misleading if
repeated on the date of this notice with reference to the circumstances now existing; and
(b)

no Event of Default or Potential Event of Default has occurred or will result from the borrowing of the Loan.

4

This notice cannot be revoked without the prior consent

of the Majority Lenders.
[Name of Signatory]
Director
for and on behalf of
KNOX SHIPPING COMPANY

INC.
BOKAK SHIPPING COMPANY

INC.
JEMO SHIPPING COMPANY

INC.
GUAM SHIPING COMPANY

INC.
PALAU SHIPPING

COMPANY INC.
MAKUR SHIPPING COMPANY

INC.
and
MANDARINGINA INC.

";
(v)

by construing

the definition

of, and

references throughout

to, each

Finance Document

as if

the same

referred to
that Finance Document as amended and supplemented by

this Agreement; and
(w)

by construing references

throughout to "this

Agreement"

and other like

expressions as

if the same

referred to the
Loan Agreement as amended and supplemented by this Agreement.
5.2

Amendments to Finance Documents
With effect

on and

from the

Effective Date

each of

the Finance

Documents (other

than the

Loan Agreement

and
each Mortgage which is amended

and supplemented by the relevant

Mortgage Addendum), shall be,

and shall be
deemed by this Agreement to be, amended as follows:
(a)

by substituting in the Finance Documents references “$55,848,000” with references to “an amount of (originally) up to US$55,848,000 to re-finance existing indebtedness and an additional amount of US$460,000 to provide working capital”;
(b)

the definition of, and references throughout each of the

Finance Documents to, the Loan Agreement and any of the
other Finance

Documents

shall be

construed

as if

the same

referred to

the Loan

Agreement and

those Finance
Documents as amended and supplemented by this Agreement

;
(c)

the definition of,

and references throughout

each of the Finance

Documents to, a

Mortgage shall be

construed as
if the same referred to that Mortgage as amended and

supplemented by the relevant Mortgage Addendum; and
(d)

by construing references throughout each

of the Finance Documents to

"this Agreement", "this Deed" and

other like
expressions as if

the same referred

to such Finance

Documents as amended and

supplemented by this

Agreement.
5.3

Finance Documents to remain in full force and effect
The Finance Documents shall remain in full force and effect

as amended and supplemented by:
(a)

the amendments

to the

Finance

Documents contained

or referred

to in

Clause 5.1

(
Specific amendments

to the
Loan Agreement ) and Clause 5.2 ( Amendments to Finance Documents ); and
(b)

such further or consequential modifications as may be

necessary to give full effect to the terms of this

Agreement.

6

FURTHER ASSURANCE
6.1

Borrowers'

and each Security Party's obligation to execute

further documents etc.
The Borrowers and each Security Party shall:
(a)

execute and deliver

to the Security

Trustee (or as it

may direct) any

assignment, mortgage, power of

attorney, proxy
or

other

document,

governed

by

the

law

of

England

or

such

other

country

as

the

Security

Trustee

may,

in

any
particular case, specify;
(b)

effect any registration or notarisation, give any notice

or take any other step,
which the Agent may, by notice to the Borrowers, specify for any of the purposes described in Clause 6.2 or for any
similar or related purpose.
6.2

Purposes of further assurances
Those purposes are:
(a)

validly and effectively to

create any Security Interest

or right of

any kind which

the Agent intended should

be created
by or

pursuant to

the Loan

Agreement or

any other

Finance Document,

each as

amended and

supplemented by
this Agreement, and
(b)

implementing the terms and provisions of this Agreement.
6.3

Terms of further assurances
The Security Trustee may specify

the terms of any

document to be executed

by the Borrowers or

any Security Party
under Clause 6.1, and those terms

may include any covenants, powers

and provisions which the Security

Trustee
considers appropriate to protect its interests.
6.4

Obligation to comply with notice
Each Borrower or any

Security Party shall comply with a

notice under Clause 6.1 by

the date specified in

the notice.
7

FEES
The Borrowers shall pay to the Agent on or before the

date of this Agreement an amendment fee of $141,000

.
8

COSTS AND EXPENSES
Clause

20.4

(
Costs

of

variations,

amendments,

enforcement

etc.
)

of

the

Loan

Agreement,

as

amended

and
supplemented

by

this

Agreement,

applies

to

this

Agreement

as

if

it

were

expressly

incorporated

in

it

with

any
necessary modifications.
9

NOTICES
Clause

28

(
Notices
) of

the

Loan

Agreement,

as amended

and

supplemented

by

this

Agreement,

applies

to

this
Agreement as if it were expressly incorporated in it with

any necessary modifications.
10

COUNTERPARTS
This Agreement may be executed

in any number of counterparts, and

this has the same effect

as if the signatures
on the counterparts were on a single copy of this Agreement.

11

GOVERNING LAW
This Agreement and any non-contractual obligations

arising out of or in connection with it are governed

by English
law.
12

ENFORCEMENT
12.1

Jurisdiction
(a)

The

courts

of

England

have

exclusive

jurisdiction

to

settle

any

dispute

arising

out

of

or

in

connection

with

this
Agreement

(including

a

dispute

regarding

the

existence,

validity

or

termination

of

this

Agreement

or

any

non-
contractual obligation arising out of or in connection with

this Agreement) (a "
Dispute ").
(b)

The Security

Parties

accept

that the

courts

of England

are the

most appropriate

and convenient

courts

to

settle
Disputes and accordingly no Security Party will argue to

the contrary.
(c)

This Clause 12.1 (
Jurisdiction
) is for the benefit of the

Creditor Parties only.

As a result, no Secured Party

shall be
prevented from taking proceedings relating

to a Dispute in any other

courts with jurisdiction. To

the extent allowed
by law, the Creditor Parties

may take concurrent proceedings in any number of jurisdictions.
12.2

Service of process
(a)

Without prejudice to any other mode of service allowed under any relevant law, each

Security Party:
(i)

irrevocably

appoints

Hill

Dickinson

Services

(London)

Ltd,

at

its

registered

office

for

the

time

being,
presently at 7

Duke’s Place,

London EC3A

7LP,

England as its

agent for service

of process in

relation to
any proceedings before the English courts in connection

with any Finance Document; and
(ii)

agrees that failure by a process agent to notify the relevant Security Party of the process will not invalidate the proceedings concerned.
(b)

If any person

appointed as

an agent for

service of

process is unable

for any reason

to act as

agent for service

of
process, the Borrowers

(on behalf of

all the Security

Parties) must immediately

(and in any

event within five

days
of such

event taking

place) appoint

another agent

on terms

acceptable to

the Agent.

Failing this,

the Agent

may
appoint another agent for this purpose.
This Agreement has been entered into on the date

stated at the beginning of this Agreement.

SCHEDULE 1
THE LENDERS AND COMMITMENTS
Lender Lending Office
Commitment
(US Dollars)
Nordea Bank Abp,
filial i Norge
Essendrops gate 7, Postboks
1166 Sentrum, 0107 Oslo
920058817 MVA
Norway
$56,308,000

(of

which

the

amount

of
$55,848,000 has been drawn on 11 May
2020

and

an

additional

amount

of
$460,000 is available

on the date

of the
Supplemental Agreement)

SCHEDULE 2
EFFECTIVE DATE

CERTIFICATE
To:
KNOX SHIPPING COMPANY

INC.
BOKAK SHIPPING COMPANY

INC.
JEMO SHIPPING COMPANY

INC.
GUAM SHIPING COMPANY

INC.
PALAU SHIPPING

COMPANY INC.
MAKUR SHIPPING COMPANY

INC.
MANDARINGINA INC.
[●] 2021
Loan Agreement dated 7 May 2020

(as amended and supplemented,

the "Loan Agreement") and made

between (i)
KNOX

SHIPPING

COMPANY

INC
.,
BOKAK

SHIPPING

COMPANY

INC.
,
JEMO

SHIPPING

COMPANY

INC.
, GUAM
SHIPPING

COMPANY

INC.
,
PALAU

SHIPPING

COMPANY

INC.
,
MAKUR

SHIPPING

COMPANY

INC.

and
MANDARINGINA INC.,

as joint and

several borrowers, (ii)

the banks and

financial institutions

listed in schedule

1
thereto as

lenders, (iii)

NORDEA BANK

ABP as

swap bank

and (iv)

ourselves as

agent, security

trustee and

lead
arranger in respect of a loan facility of (originally)

up to US$55,848,000
Dear Sirs,
We

refer

to

the

supplemental

agreement

dated

[●]

July

2021

(the

"
Supplemental

Agreement
")

relating

to

the

Loan
Agreement.
Words and expressions defined in the Loan

Agreement shall have the same meanings when used

herein.
We hereby confirm that

all conditions precedent referred

to in Clause 3.2

of Supplemental Agreement have

been satisfied
[save for as described below which

shall be satisfied within 5 Business Days of

the date of this confirmation]. In accordance
with Clause 3.2 of the Supplemental Agreement the Effective

Date is the date of this certificate.
[Outstanding Conditions Precedent: [●]]
for and on behalf of
NORDEA BANK ABP,

FILIAL I NORGE

EXECUTION PAGES
BORROWERS
SIGNED

by
)
duly authorised )
for and on behalf of )
KNOX SHIPPING COMPANY

INC.
)
in the presence of: )
Witness' signature: )
Witness' name: )
Witness' address: )
SIGNED

by
)
duly authorised )
for and on behalf of )
BOKAK SHIPPING COMPANY

INC.
)
in the presence of: )
Witness' signature: )
Witness' name: )
Witness' address: )
SIGNED

by
)
duly authorised )
for and on behalf of )
JEMO SHIPPING COMPANY

INC.
)
in the presence of: )
Witness' signature: )
Witness' name: )
Witness' address: )

SIGNED

by
)
duly authorised )
for and on behalf of )
GUAM SHIPING COMPANY

INC.
)
in the presence of: )
Witness' signature: )
Witness' name: )
Witness' address: )
SIGNED

by
)
duly authorised )
for and on behalf of )
PALAU SHIPPING

COMPANY INC.
)
in the presence of: )
Witness' signature: )
Witness' name: )
Witness' address: )
SIGNED

by
)
duly authorised )
for and on behalf of )
MAKUR SHIPPING COMPANY

INC.
)
in the presence of: )
Witness' signature: )
Witness' name: )
Witness' address: )

SIGNED

by
)
duly authorised )
for and on behalf of )
MANDARINGINA INC. )
in the presence of: )
Witness' signature: )
Witness' name: )
Witness' address: )
LENDERS
SIGNED

by
)
)
duly authorised )
for and on behalf of )
NORDEA BANK ABP,

FILIAL I NORGE
)
in the presence of: )
Witness' signature: )
Witness' name: )
Witness' address: )
THE SWAP BANK
SIGNED

by
)
)
duly authorised )
for and on behalf of )
NORDEA BANK ABP )
in the presence of: )
Witness' signature: )
Witness' name: )
Witness' address: )

THE AGENT
SIGNED

by
)
)
duly authorised )
for and on behalf of )
NORDEA BANK ABP,

FILIAL I NORGE
)
in the presence of: )
Witness' signature: )
Witness' name: )
Witness' address: )
THE SECURITY TRUSTEE
SIGNED

by
)
)
duly authorised )
for and on behalf of )
NORDEA BANK ABP,

FILIAL I NORGE
)
in the presence of: )
Witness' signature: )
Witness' name: )
Witness' address: )
LEAD ARRANGER
SIGNED

by
)
)
duly authorised )
for and on behalf of )
NORDEA BANK ABP,

FILIAL I NORGE
)
in the presence of: )
Witness' signature: )
Witness' name: )
Witness' address: )

COUNTERSIGNED

this

day

____

July

2021

for

and

on

behalf

of

each

of

the

following

Security

Parties

which,

by

its
execution hereof, confirms and acknowledges that

it has read and understood the terms and conditions

of this Agreement,
that it agrees in all respects to the same and that the Finance Documents to which it is a party shall remain in full force and effect and shall continue to

stand as security for the obligations

of the Borrowers under the Loan

Agreement and the other
Finance Documents (each as amended and supplemented

by this Agreement).
for and on behalf of
Diana Shipping Services S.A.
as Approved Manager
for and on behalf of
Diana Shipping Inc.
as Corporate Guarantor